UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

(Address of principal executive offices, including zip code)

(804) 527-1970

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 14, 2015, Rock Creek Pharmaceuticals, Inc. (the “Company”) entered into definitive agreements with several institutional investors relating to a private placement (the “Private Placement”) of $20.0 million in principal amount of Senior Secured Convertible Notes due on October 15, 2018 (the “Notes”). The Notes will be issued pursuant to a Securities Purchase Agreement, dated October 14, 2015, among the Company and the purchasers of the Notes (the “Purchase Agreement”). The Notes were offered and sold solely to certain “accredited investors” within the meaning of the federal securities laws. The closing of the Private Placement is expected to occur on or around October 15, 2015.

The Private Placement will result in gross proceeds of $20.0 million, before placement agent fees and other expenses associated with the transaction. The Company will receive $1.0 million of the proceeds from the sale of the Notes at closing of the Private Placement in unrestricted cash. The remaining $19.0 million of the proceeds will be held in accounts that are subject to Deposit Account Control Agreements among Whitney Bank d/b/a Hancock Bank, a Mississippi chartered banking corporation, the Company, and the investors. The Notes provide for distribution of the proceeds held pursuant to the Deposit Account Control Agreements as follows: $500,000 upon the initial filing of a registration statement pursuant to the Registration Rights Agreement described below; $1.0 million upon a public announcement by the Company that the Company’s initial Phase I clinical trial in the United Kingdom resulted in no safety concerns to enable the Company to continue clinical studies; $2.0 million on the 30th trading day following the Effective Date (as defined below); and the balance to be disbursed at the rate of $1.0 million per month on the first trading day of each calendar month following the later of (1) the date on which the Company obtains stockholder approval of the issuance of the Notes and the shares issuable pursuant thereto in compliance with Nasdaq Listing Rules and (2) the 60th trading day following the earlier to occur of (A) an effective registration statement covering the resale of all the shares issuable upon conversion of the Notes and (B) the eligibility of the shares issuable pursuant to the Notes for sale without restriction under Rule 144 and without the need for registration. The proceeds will be used for general corporate purposes.

The Notes will be convertible at any time at the option of the holder into shares of the Company’s common stock at $1.12 per share, subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company issues or sells shares of the Company’s common stock, rights to purchase shares of the Company’s common stock, or securities convertible into shares of the Company’s common stock for a price per share that is less than the conversion price then in effect, the conversion price then in effect will be decreased to equal such lower price. The foregoing adjustments to the conversion price for future stock issues will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. In addition, subject to certain exceptions, at any time, a holder of Notes may convert all or part of such holder’s Notes into shares of the Company’s common stock at a conversion price, subject to adjustment upon stock splits, stock dividends and the like, equal to the lower of (1) the conversion price then in effect and (2) the lowest of (A) 80% of the volume-weighted average price of the Company’s common stock as of the trading day immediately preceding the delivery of the applicable conversion notice by such holder of Notes, (B) 80% of the volume-weighted average price of the common stock as of the trading day of the delivery of the applicable conversion notice by such holder of Notes, and (C) 80% of the arithmetic average of the five lowest volume-weighted average prices of the Company’s common stock during the 40 consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable conversion notice by such holder of Notes (such conversion price, the “Alternate Conversion Price”), provided that any such shares of common stock sold by such holder of Notes (or its affiliates) may not exceed 25% of the aggregate daily share trading volume of the Company’s common stock on such trading day.

On the last trading day of each month (the “Installment Dates”), commencing on the earlier of the date that is 60 days following the closing date and the initial date a registration statement filed pursuant to the Registration Rights Agreement described below is declared effective (the “Effective Date”) by the Securities and Exchange Commission (the “SEC”), the Company will pay to each holder of a Note an amount equal to (1) one-twentieth (1/20th) of the original principal amount of such holder’s Note (or the principal outstanding on the Installment Date, if less), plus (2) the accrued and unpaid interest with respect to such principal, plus (3) the accrued and unpaid late charges (if any) with respect to such principal and interest.  Prior to maturity, the Notes will bear interest at 8% per annum (or 15% per annum during an event of default) with interest payable monthly in arrears on the Installment Dates and on conversion dates.

Each monthly payment may be made in cash, in shares of the Company’s common stock, or in a combination of cash and shares of the Company’s common stock. The Company’s ability to make such payments with shares of the Company’s common stock will be subject to satisfaction of various conditions during the 30 calendar day period before the date the Company provides notice to the holders of the Notes that it will pay a monthly payment with shares (the “Measurement Period”), including the existence of an effective registration statement covering the resale of the shares issued in payment (or, in the alternative, the eligibility of the shares issuable pursuant to the Notes for sale without restriction under Rule 144 and without the need for registration), continued listing (and not threat of delisting) on the Nasdaq Capital Market, and a certain minimum trading volume and trading price in the stock to be issued. Such shares will be valued, as of the date on which notice is given by the Company that payment will be made in shares, at the lower of (1) the then applicable conversion price and (2) a price that is 80% of the arithmetic average of the five lowest weighted average prices of the Company’s common stock during the 40 trading day period ending the trading day immediately before the applicable installment payment date. The Company’s right to pay monthly payments in shares will depend on the following trading volume and trading price requirements in the Company’s common stock for each day of the Measurement Period: a minimum of $150,000 in daily trading volume and a minimum arithmetic average of the volume-weighted average prices over the previous 40 trading days of $0.45, subject to adjustment for stock splits, stock dividends and similar transactions.

The Notes contain customary events of default, the occurrence of which trigger certain acceleration and redemption rights. These events of default include, among other things, material defaults under the transaction documents, certain indebtedness defaults, and material adverse events. Upon the occurrence of an event of default under the Notes, a holder of a Note may require the Company to redeem all or a portion of its Note until the 20th trading day after the later of (1) the date the event of default is cured and (2) the date the holder of the Note receives notice of the event of default that includes a description thereof and the Company’s plans to cure such default. Each portion of the Note subject to such redemption must be redeemed by the Company, in cash, at a price equal to the greater of (1) 125% of the sum of (A) the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges) and (B) the amount of interest that would have accrued with respect to the amount being redeemed from the applicable redemption date through the maturity date, and (2) the product of (A) the conversion rate then in effect multiplied by (B) the product of (I)125% multiplied by (II) the greatest closing sale price of the shares of common stock during the period beginning on the date immediately preceding the event of default and ending on the date the Company pays the entire redemption price to the holder.

A holder of a Note may also require the Company to redeem all or a portion of its Note in connection with a transaction that results in a Change of Control (as defined in the Notes). Each portion of the Note subject to such redemption must be redeemed by the Company, in cash, at a price equal to the greatest of (1) 125% of the sum of (A) the amount being redeemed (including principal, accrued and unpaid interest, and accrued and unpaid late charges) and (B) the amount of interest that would have accrued with respect to the amount being redeemed from the applicable redemption date through the maturity date, (2) the product of (A) the amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest closing sale price of the shares of common stock during the period beginning on the date immediately preceding the earlier to occur of (i) the consummation of the Change of Control and (ii) the public announcement of such Change of Control and ending on the date the holder delivers a redemption notice to the Company, by (II) the conversion price then in effect, and (3) the product of (A) the amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of common stock to be paid to the holders of the shares of common stock upon consummation of such Change of Control divided by (II) the conversion price then in effect.

If, during the period beginning on the closing date and ending on the second anniversary thereof, the Company offers, sells, grants any option to purchase, or otherwise disposes of any of its or its subsidiaries’ equity or equity equivalent securities (a “Subsequent Placement”), the Company must first notify each holder of the Notes of its intent to effect a Subsequent Placement.  If a holder of the Notes wishes to review the details of a Subsequent Placement, the Company must provide such details to such holder along with an offer to issue and sell to or exchange with all such holders 35% of the securities being offered in the Subsequent Placement, initially allocated among such purchasers on a pro rata basis.

The Notes include certain covenants, including, among others, the timely payment of principal and interest, certain limitations on the incurrence of indebtedness, restrictions on the redemption of outstanding securities, the filing of a resale registration statement, seeking stockholder approval of the issuance of the Notes and the shares issuable pursuant thereto in compliance with Nasdaq Listing Rules, restrictions on the transfer of assets and restrictions on the existence of liens on the Company’s assets.

In connection with the Private Placement, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the purchasers of the Notes under which the Company is required, on or before the 30th day after the closing of the Private Placement, to file an initial registration statement with the SEC covering the resale of the shares of common stock issuable pursuant to the Notes and to use its reasonable best efforts to have that initial registration statement declared effective as soon as practicable (but in no event later than the earlier of (1) the 60th day after the closing of the Private Placement (or the 90th day after the closing of the Private Placement if the registration statement is subject to review by the SEC), and (2) the 4th business day after the date the Company is notified by the SEC that the registration statement will not be reviewed or subject to further review). The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the Company fails to meet certain filing deadlines, effectiveness deadlines, maintenance requirements, and/or current public information requirements under the Registration Rights Agreement.

Under the Registration Rights Agreement, the Company is required to seek to register for resale 300% of the maximum number of shares of common stock issuable pursuant to the Notes, assuming, among other things, that the Notes are convertible at the Alternate Conversion Price and that interest on the Notes accrues through the 2nd anniversary of the closing of the Private Placement. This amount represents a good faith estimate of the maximum number of shares issuable pursuant to the Notes.

In connection with the Private Placement, the Company will issue to Maxim Group LLC, as the placement agent for the Private Placement, a warrant to purchase up to 446,429 shares of the Company’s common stock, subject to certain anti-dilution adjustments in the event of stock distributions, subdivisions, combinations or reclassifications, at an exercise price of $1.12 per share (the “Warrant”). The Warrant is exercisable during the period beginning on the 6 month anniversary of the issuance date of the Warrant and ending on the 5 year anniversary of the issuance date of the Warrant. If, under certain circumstances, there is no effective registration statement registering or prospectus available for the resale of the shares underlying the Warrant, then the Warrant may be exercised on a cashless basis. The Warrant also contains a “buy-in” provision that is triggered if the Company’s failure to timely issue shares upon exercise of the Warrant results in the purchase of shares by a Note holder or its broker for delivery in satisfaction of a sale of such shares.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder.  Such offers and sales were made solely to “accredited investors” under Rule 506 and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement.

The foregoing does not purport to be a complete description of the Purchase Agreement, the Registration Rights Agreement, the Notes, or the Warrant, and is qualified in its entirety by reference to the full text of such documents, which are attached as Exhibits 10.1, 10.2, 4.1, and 4.2, respectively, to this Form 8-K and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index below for a list of the exhibits filed with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan
Chairman of the Board and Chief Executive Officer

Date: October 15, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Senior Secured Convertible Note.*

4.2	Common Stock Purchase Warrant to be issued to Maxim Partners LLC.

10.1	Securities Purchase Agreement, dated October 14, 2015, by and among Rock Creek Pharmaceuticals, Inc. and the investors listed on the Schedule of Buyers attached thereto.*

10.2	Registration Rights Agreement to be entered into by and among Rock Creek Pharmaceuticals, Inc. and the buyers listed on the signature page thereto.

99.1	Press Release issued by Rock Creek Pharmaceuticals, Inc. on October 15, 2015.

* Certain schedules have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.